June 15, 1998

Trump's Castle Funding, Inc.
Trump's Castle Hotel & Casino, Inc.
Trump's Castle Associates, L.P.
Huron Avenue and Brigantine Boulevard
Atlantic City, New Jersey 08401

Willkie Farr & Gallagher
787 Seventh Avenue
New York, New York 10019

     Re: Registration Statement on Form S-4
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Dear Sirs:

     We have acted as special counsel in the State of New Jersey to Trump's Castle Funding, Inc. ("Funding"), Trump's Castle Hotel & Casino, Inc. ("TCHI") and Trump's Castle Associates, L.P. (the "Partnership") in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to (i) $62,000,000 principal amount of 10-1/4% Senior Secured Notes due 2003, Series B (the "Funding Exchange Notes") offered in exchange for up to $62,000,000 principal amount of outstanding 10-1/4% Senior Secured Notes due 2003, Series A, originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Original Funding Notes"), and (ii) $5,000,000 principal amount of 10-1/4% Senior Secured Notes due 2003, Series B (the "TCHI Exchange Notes") offered in exchange for up to $5,000,000 principal amount of outstanding 10-1/4% Senior Secured Notes due 2003, Series A originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Original TCHI Notes").

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Trump's Castle Funding, Inc.
Willkie Farr & Gallagher
June 15, 1998
Page 2


     The Original Funding Notes were issued under, and the Funding Exchange Notes are to be issued under, an indenture (the "Funding Note Indenture") dated as of April 17, 1998, by and among Funding, as issuer, the Partnership, as guarantor, and U.S. Bank National Association, as trustee. The Original TCHI Notes were issued under, and the TCHI Exchange Notes are to be issued under, an Indenture (the "TCHI Note Indenture") dated as of April 17, 1998, by and among TCHI, as issuer, the Partnership, as guarantor, and U.S. Bank National Association, as trustee. The exchange will be made pursuant to an exchange offer contemplated by the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Funding, TCHI and the Partnership and such documents, corporate records, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of public officials, certificates and statements (including representations and warranties as to facts set forth in any of the documents referred to herein) of officers of Funding, TCHI and the Partnership and such other documents as we have deemed or appropriate for this opinion. In such examination, we have assumed the accuracy of all documents and information furnished to us, the genuineness of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies, as well as the genuineness of all signatures on all such documents.

     We have made such examination of New Jersey law as we have deemed relevant for the purpose of this opinion, but we have not made an independent review of federal law or the laws of any other state or foreign jurisdiction. Accordingly, we express no opinion as to federal law or the laws of any state or any foreign jurisdiction, and this opinion is confined to such matters as are governed solely by New Jersey law.

     Based on the foregoing and subject to the qualifications and assumptions herein set forth, we are of the opinion that:

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Trump's Castle Funding, Inc.
Willkie Farr & Gallagher
June 15, 1998
Page 3


     1. The execution and delivery of the Funding Note Indenture has been duly authorized by all requisite corporate action of Funding. The execution and delivery of the TCHI Note Indenture has been duly authorized by all requisite corporate action of TCHI.

     2. The Funding Exchange Notes have been duly authorized by Funding. The TCHI Exchange Notes have been duly authorized by TCHI.

     3. The guarantees of the Partnership under the Funding Note Indenture and the TCHI Note Indenture, respectively, have been duly authorized.

     This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

     We hereby consent to being named as counsel for Funding, TCHI and the Partnership in the Registration Statement, in any amendments to the Registration Statement and under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,


                                        /s/ Graham, Curtin & Sheridan
                                        -----------------------------
                                        GRAHAM, CURTIN & SHERIDAN
                                        A Professional Association